Exhibit 99.1

Filed by International DisplayWorks, Inc.

(Commission File No. 000-27002)

pursuant to Rule 425 under the

Securities Act of 1933, as amended

Subject Company: Flextronics International Ltd.

(Commission File No. 000-23354)

On September 5, 2006, International DisplayWorks, Inc. issued the following press release:

Flextronics contacts: Thomas J. Smach Chief Financial Officer +1.408.576.7722 investor_relations@flextronics.com	IDW contacts: Thomas Lacey Chief Executive Officer +1.916.797.6800 investor-relations@idwusa.com
Renee Brotherton Senior Director of Corporate Marketing +1.408.576.7189 renee.brotherton@flextronics.com	Matt Hayden Investor Relations +1.843.272.4653

FLEXTRONICS TO ACQUIRE INTERNATIONAL DISPLAYWORKS

Flextronics bolsters vertical integration capabilities with addition of small form factor liquid crystal displays

SINGAPORE and ROSEVILLE, CA, September 5, 2006—Flextronics International Ltd. (“Flextronics”) (NASDAQ: FLEX) and International DisplayWorks, Inc. (“IDW”) (NASDAQ: IDWK) announced the two companies have entered into a definitive agreement for Flextronics to acquire IDW, which specializes in the manufacture and design of high quality small form factor liquid crystal displays (“LCDs”), modules and assemblies for a variety of applications including cell phones, MP3 players, industrial and commercial products, and eventually digital cameras.

Under the terms of the agreement, Flextronics will acquire IDW in a stock-for-stock merger with an aggregate value of approximately $300 million. The exchange ratio used at closing will be calculated using the Flextronics average daily closing share price for the 20 trading days ending on the fifth trading day immediately preceding the closing. The exchange ratio will float inside a 10% collar, and will be calculated using a fixed purchase price of $6.55 per share for each share of IDW common stock. The exchange ratio will be fixed inside a 10% and 15% collar resulting in a floating purchase price if the average Flextronics’ stock price increases or decreases between 10% and 15% from $11.73 per share. IDW has the right to terminate the agreement if Flextronics’ average share price falls 15% or more below $11.73, subject to a Flextronics top-up right. If Flextronics’ average share price increases to 15% or more above $11.73, the exchange ratio will float based on a fixed purchase price of $6.85 per share.

The transaction is subject to customary closing conditions, including IDW stockholder approval and certain regulatory approvals. The acquisition is expected to close in the fourth calendar quarter of 2006. As a result of the acquisition, IDW will become a wholly-owned subsidiary of Flextronics.

Mike McNamara, chief executive officer of Flextronics, said, “IDW is an important and strategic addition to Flextronics’ product offerings and capabilities. IDW augments our strategy of providing vertically integrated solutions by adding LCD design and manufacturing capabilities. IDW’s proven track record of providing profitable, high-quality and competitive display solutions to a growing customer base fits very well with our overall strategy and provides IDW greater scale enabling them to grow more quickly with both new and larger customers. We are thrilled to add IDW customers and employees to our organization.” McNamara concluded by saying, “We expect this transaction to be neutral to our diluted EPS expectations in the first twelve months and expect it to be accretive thereafter.”

Tom Lacey, Chairman and CEO of IDW, said, “Flextronics’ proven track record, strong balance sheet and reputation as a global leader in electronics manufacturing services make the deal attractive for our customers, shareholders and employees. Specifically, the transaction will provide IDW customers with an enhanced portfolio of capabilities, greater scale, expanded supply chain leverage and the advantages of an increased global footprint.” Lacey added, “Our board and management team fully support the transaction and the opportunity it provides.”

Following completion of the acquisition, Flextronics intends to:

•	Combine IDW’s LCD operations with Flextronics’ Camera Module Group, TV tuner and

Wifi and TFT module assembly operations to create a new business unit within Flextronics’ Components Division.

•	Employ approximately 8,000 employees across six business unit factories.
•	Identify and implement synergies for the new business unit, capitalizing on the strengths of both organizations.
•	Transition Flextronics’s LCD sourcing to IDW wherever possible.
•	Build upon IDW’s existing business and customer relationships.

Deutsche Bank Securities Inc. is acting as exclusive financial advisor to IDW on this transaction.

About Flextronics:

Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to aerospace, automotive, computing, consumer digital, industrial, infrastructure, medical and mobile OEMs. With fiscal year 2006 revenues from continuing operations of US$15.3 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in over 30 countries on five continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit http://www.flextronics.com.

About International DisplayWorks:

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW operates 466,000 square feet of manufacturing facilities in the People's Republic of China (PRC). Sales offices are located in US, Europe, Hong Kong, Singapore, and China. For more information, please visit:http://www.idwk.com.

Teleconference Information:

IDW management will make a prepared statement about the transaction in a conference call on September 5th at 9:00AM eastern time. Questions will not be permitted on the call. Interested parties should call 888-243-6208 if calling within the United States or 973-582-2869 if calling internationally. There will be a playback available until October 4, 2006. To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally. Please use pass code

7416604 for the replay. This call is being web cast by ViaVid Broadcasting and can be accessed at: ViaVid's website at http://www.viavid.net. IDW intends to post on its web site the prepared management statement from the conference call shortly after the conclusion of the call.

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and IDW. These forward-looking statements include statements related to the expected closing of the acquisition of IDW by Flextronics, the expected synergies and benefits to IDW and its customers from the acquisition, the ability of the acquisition to enable IDW to capture new and larger customers, the impact of the acquisition on Flextronics’s EPS, the ability of Flextronics to successfully integrate IDW into a new business unit, and the ability of Flextronics to transition its sourcing of LCDs to IDW. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include that the acquisition may not be completed as planned or at all, that IDW may not be successfully integrated into Flextronics’s operations, the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected, that growth in the EMS business may not occur as expected or at all, that production difficulties may be encountered with IDW’s products, the dependence of Flextronics on industries that continually produce technologically advanced products with short life cycles, Flextronics’s ability to respond to changes fluctuations in demand for customers’ products and the short-term nature of customers’ commitments, and the other risks affecting the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be provided to IDW’s shareholders as well as those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports on Form 10-K, 10-Q and 8-K filed by Flextronics and by IDW with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and neither Flextronics nor IDW assumes any obligation to update these forward-looking statements.

Additional Information and Where to find it:

In connection with the proposed merger, Flextronics intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will contain a Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, IDW and the acquisition. The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or IDW by directing a written request, as appropriate, to International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661, Attention: Corporate Secretary, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation:

IDW and its directors and executive officers, and Flextronics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of IDW in connection with the proposed acquisition. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’ proxy statement (form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com.

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